Viad Corp Acquires Audio-Visual Services Firm

Expands GES' Audio-Visual Services Offering with Acquisition of UK-based Blitz Communications

PHOENIX, Sept. 17, 2014 /PRNewswire/ -- Viad Corp (NYSE:VVI) today announced that it completed the acquisition of Blitz Communications Group Limited and its affiliates ("Blitz"), a leading audio-visual ("AV") staging and creative services provider for the live events industry in the United Kingdom and continental Europe. This acquisition, completed on September 16, 2014, is not expected to have a meaningful impact on Viad's 2014 earnings.

Paul B. Dykstra, Viad's chairman, president and chief executive officer, said, "This transaction represents an important step in our efforts to strategically expand our Marketing & Events Group to become the preferred full service provider to the global live events market. In pursuit of this goal, we formed an in-house U.S. AV team in late 2013 that has already produced a number of events and has a growing sales pipeline. The AV market overall is very large with attractive margins and we are excited to accelerate our growth in this area with the acquisition of Blitz."

Blitz has offices in London and Manchester and is the in-house AV service provider at five major conference and exhibition centers in the United Kingdom. Blitz provides AV services across the live events spectrum, including corporate events, trade shows and select consumer events. Key products and services include: equipment for video, audio and lighting; creative graphic services focused on high-quality, creative transformation of digital content; digital media content and communications solutions; set building; and equipment and creative technical solutions catered to theater production.

Steve Moster, president of Viad's Marketing & Events Group, said, "With the acquisition of Blitz, we have immediately gained a well-established and leading position in the UK audio visual market, which allows us to offer an increasingly comprehensive and convenient approach to service delivery for our customers. Blitz has built a strong reputation in the market over the past 25 years by helping to stage exhibitions, product launches, awards dinners, conferences, annual general meetings and road shows for some of the world's leading organizations. We are very excited to welcome Blitz to the GES Global Network."

About Viad

Viad is an S&P SmallCap 600 company. Viad operates through its Marketing & Events Group, composed of Global Experience Specialists and affiliates, and its Travel & Recreation Group, composed of Brewster Travel Canada, Glacier Park, Inc. and Alaska Denali Travel. For more information about Viad and its Marketing & Events Group, visit the company's website at www.viad.com.

Forward-Looking Statements

As provided by the safe harbor provision under the Private Securities Litigation Reform Act of 1995, Viad cautions readers that, in addition to historical information contained herein, this press release includes certain information, assumptions and discussions that may constitute forward-looking statements. These forward-looking statements are not historical facts, but reflect current estimates, projections, expectations, or trends concerning future growth, operating cash flows, availability of short-term borrowings, consumer demand, new or renewal business, investment policies, productivity improvements, ongoing cost reduction efforts, efficiency, competitiveness, legal expenses, tax rates and other tax matters, foreign exchange rates, and the realization of restructuring cost savings. Actual results could differ materially from those discussed in the forward-looking statements. Viad's businesses can be affected by a host of risks and uncertainties. Among other things, natural disasters, gains and losses of customers, consumer demand patterns, labor relations, purchasing decisions related to customer demand for exhibition and event services, existing and new competition, industry alliances, consolidation and growth patterns within the industries in which Viad competes, acquisitions, capital allocations, adverse developments in liabilities associated with discontinued operations and any deterioration in the economy, may individually or in combination impact future results. In addition to factors mentioned elsewhere, economic, competitive, governmental, technological, capital marketplace and other factors, including terrorist activities or war, a pandemic health crisis and international conditions, could affect the forward-looking statements in this press release. Additional information concerning business and other risk factors that could cause actual results to materially differ from those in the forward-looking statements can be found in Viad's annual and quarterly reports filed with the Securities and Exchange Commission.

Information about Viad Corp obtained from sources other than the company may be out-of-date or incorrect. Please rely only on company press releases, SEC filings and other information provided by the company, keeping in mind that forward-looking statements speak only as of the date made. Viad undertakes no obligation to update any forward-looking statements, including prior forward-looking statements, to reflect events or circumstances arising after the date as of which the forward-looking statements were made.

Contact:
Carrie J. Long
Investor Relations
(602) 207-2681
ir@viad.com

Logo - http://photos.prnewswire.com/prnh/20111011/LA84399LOGO